Exhibit 10.1
FOURTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT
     THIS FOURTH AMENDMENT (this “Amendment”) is made as of the _____ day of August, 2005 to the Loan and Security Agreement dated as of June 30, 2003 (as amended or otherwise modified from time to time, the “Loan Agreement”; unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement) by and among Wells-Gardner Electronics Corporation, an Illinois corporation (“WGE”), American Gaming & Electronics, Inc., a Nevada corporation (“AGE”) and LaSalle Bank National Association, a national banking association (“Lender”).
     WHEREAS, Borrowers have requested that Lender amend the Loan Agreement in certain respects as provided herein;
     WHEREAS, Lender has agreed to amend the Loan Agreement on the terms, and subject to the conditions set forth below;
     NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants herein contained, and such other consideration as the parties mutually agree, the parties hereto agree as follows:
     1. Amendment. Borrower and Lender agree to amend the Loan Agreement as follows:
     (a) The date contained in the second line of Section 10 of the Loan agreement which currently reads “June 30, 2006” is hereby amended to read “June 30, 2007”.
     (b) Subsection 14(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     (c) Interest Coverage
          Borrowers shall not permit the ratio of (i) EBITDA to (ii) schedule payments of interest and fees, to the extent carried as interest expense on Borrowers’ financial statements, with respect to indebtedness for borrowed money (including the interest component payments with respect to capitalized leases) to be less than (w) 0.50:1.00 as of March 31, 2006, (x) 1.25:1:00 as of June 30, 2006, (y) 2,00:1.00 as of September 30, 2006 and (z) 2.50:1.00 as of the last day of each quarter thereafter, in each case for the twelve (12) month period ending on such date.
     (c) Section 14 of the Loan Agreement is hereby amended to add a new subsection 14(e) as follows:
     (e) EBITDA

          Borrower shall not permit EBITDA to be less than the amounts set forth below for the 3 month periods ending on the corresponding dates:

Date	Amount
September 30, 2005	($490,000)
December 31,2005	$275,000
March 31,2006	$375,000
June 30, 2006	$425,000
September 30, 2006	$490,000
December 31, 2006	$580,000
March 31, 2007	$820,000
June 30, 2007	$780,000
     2. Representations and Warranties of Borrowers. Each Borrower represents and warrants that, as of the date hereof:
     (a) Borrowers have the right and power and is duly authorized to enter into this Amendment and all other agreements executed in connection herewith;
     (b) The execution, delivery and performance by Borrowers of this Amendment and the other agreements to which each Borrower is a party (i) have been duly authorized by all necessary action on its part; (ii) do not and will not, by the lapse of time, giving of notice or otherwise, violate the provisions of the terms of its Certificate of Incorporation or By-Laws, or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which a Borrower is a party, or which purports to be binding on a Borrower or any of its properties; (iii) do not and will not, by lapse of time, the giving of notice or otherwise, contravene any governmental restriction to which a Borrower or any of its properties may be subject; and (iv) do not and will not, except as contemplated in the Loan Agreement, result in the imposition of any lien, charge, security interest or encumbrance upon any of a Borrower’s properties under any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which a Borrower is a party or which purports to be binding on a Borrower or any of its properties;
     (c) No consent, license, registration or approval of any governmental authority bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the other agreements executed by Borrowers in connection herewith; and

     (d) This Amendment and the other agreements executed by each Borrower in connection herewith have been duly executed and delivered by Borrowers and are enforceable against Borrowers in accordance with their terms.
     3. Conditions to Effectiveness of this Amendment. The effectiveness of the terms and provisions of this Amendment shall be subject to (i) the execution and delivery by Borrowers and Lender of this Amendment and (ii) payment by Borrowers of $25,000 waiver and amendment fee to be automatically deducted by Lender.
     4. Costs and Expenses. Borrower agrees to pay all reasonable legal fees and other expenses, whether for in-house or outside counsel, incurred by Lender in connection with this Amendment and the transactions contemplated hereby.
     5. Loan Agreement Remains in Force. Except as specifically waived and amended hereby, all of die terms and conditions of the Loan Agreement shall remain in full force and effect and this Amendment shall not be a waiver of any rights or remedies which Lender has provided for in the Loan Agreement and all such terms and conditions are herewith ratified, adopted, approved and accepted.
     6. No Novation. This Amendment and all other agreements executed by Borrower on the date hereof are not intended to nor shall be construed to create a novation or accord and satisfaction, and shall only be a modification and extension of the existing Liabilities of Borrower to Lender.
     7. Entire Agreement. This Amendment comprises the entire agreement relating to the subject matter it covers and supersedes any and all prior written or oral agreements between Lender and Borrower relating thereto.
     8. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     9. Amendment. No amendment hereto shall be valid unless contained in a writing duly executed by the party or parties to be bound by it.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their proper and duly authorized officers as of the day and year first set forth above.

WELLS-GARDNER ELECTRONICS CORPORATION
as a Borrower

By

Its

AMERICAN GAMING & ELECTRONICS, INC.,
as a Borrower

By

Its

LASALLE BANK NATIONAL ASSOCIATION,
as Lender
By

Its